As filed with the Securities and Exchange Commission on December 20, 2010
Registration No.  333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware	57-0866076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2440 Mall Drive Charleston, South Carolina 29406 (843) 529-5933 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

R. Wayne Hall
President and Chief Executive Officer
First Financial Holdings, Inc.
2440 Mall Drive
Charleston, South Carolina 29406
(843) 529-5933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:
John F. Breyer, Jr., Esq. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100 (703) 883-2511 (fax)
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [__]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ X ]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)

Common Stock (4)
Preferred Stock (5)
Depositary Shares (6)
Purchase Contracts (7)
Warrants (8)
Units(9)
Rights (10)
Total	$150,000,000	100%	$150,000,000	$10,695

________________
(1)
In no event will the aggregate initial offering price of all securities issued exceed $150,000,000.  The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.  The registered securities may be sold separately, together or as units with other registered securities.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.
(4)
Subject to note (1) above, we are registering an indeterminate number of shares of common stock.  We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the preferred stock or upon exercise of warrants or rights registered hereby.

(5)
Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us.  We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby.

(6)	Such indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.
(7)
Subject to note (1) above, we are registering an indeterminate number of purchase contracts, which may require the holder thereof to purchase or sell: (i) our common stock, preferred stock or depositary shares; (ii) securities of an entity unaffiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; (iv) currencies; or (v) commodities.

ii

(8)	Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase shares of common stock or preferred stock or depositary shares registered hereby.
(9)	Subject to note (1) above, we are registering an indeterminable number of units, which will be comprised of two or more of the securities registered hereby in any combination.
(10)	Subject to note (1) above, we are registering an indeterminate number of rights representing rights to shares of common stock registered hereby.

_____________________

The Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________ __, 2010

PROSPECTUS

$150,000,000

FIRST FINANCIAL HOLDINGS, INC.

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Units

Rights

We may offer and sell from time to time, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The preferred stock may be convertible into or exchangeable for our common stock. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FFCH.”

Investing in our securities involves risks.  See the section entitled “Risk Factors” contained on page 10 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ __, 2010

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $150,000,000. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Financial,” the “Company,” “we,” “us,” “our” or similar references mean First Financial Holdings, Inc. and references to “First Federal” mean First Federal Savings and Loan Association of Charleston.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)

Annual Report on Form 10-K (including the portions of our annual meeting proxy statement incorporated therein by reference)	Year ended September 30, 2010

Current Reports on Form 8-K (In each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	Filed on October 6, 2010 (as amended by Form 8-K/A filed on October 15, 2010)

This prospectus also incorporates by reference the description of our common stock set forth in the Form 8-K filed on June 30, 1988, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at  www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

First Financial Holdings, Inc.
Attention: Robert L. Davis
2440 Mall Drive
Charleston, South Carolina 29406
843-529-5548

In addition, we maintain a corporate website, www.firstfinancialholdings.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies, and expectations, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus, the applicable prospectus supplements or any document incorporated by reference. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the applicable prospectus supplement, and in other reports filed with the Securities and Exchange Commission.  Additional factors include, but are not limited to:

•
the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions;

•
results of examinations by the Office of Thrift Supervision (“OTS”) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets;

•
our future acquisitions of other depository institutions or lines of business and expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	competitive pressures among depository institutions;

•	interest rate movements and their impact on customer behavior and net interest margin;

•	the impact of repricing and competitors’ pricing initiatives on loan and deposit products;

•	fluctuations in real estate values;

•	the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place;

•	changes in premiums or claims that adversely affect our insurance segment;

•	our ability to access cost-effective funding;

•	changes in financial markets;

•	changes in economic conditions in general and in our market areas in particular;

•	the costs, effects and outcomes of litigation;

•
new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the United States (“U.S”) Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) and other governmental initiatives affecting the financial services industry;

•	changes in accounting principles, policies or guidelines;

•	future goodwill impairment due to changes in our business, changes in market conditions, or other factors; and

•
other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described as detailed from time to time in our filings with the SEC, including in our most recent annual report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the caption “Risk Factors” and elsewhere in those reports.  Such developments could have an adverse impact on our financial position and our results of operations.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $150,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Warrants

We may sell warrants to purchase shares of our preferred stock or depositary shares or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock to purchase a specified number of whole shares of our common stock for every common share that the holder owns as of record date set by our Board of Directors.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial.  Our business, financial condition or results or operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FIRST FINANCIAL HOLDINGS, INC.

First Financial is a Delaware corporation incorporated in 1987.  First Financial operates principally through its wholly-owned subsidiary, First Federal Savings and Loan Association of Charleston (“First Federal”), a federally chartered stock savings and loan association.  Other subsidiaries of First Financial include First Southeast Insurance Services, Inc. (“First Southeast Insurance”), which is an insurance agency, Kimbrell Insurance Group, Inc. (“Kimbrell”), which is a managing general insurance agency, First Southeast 401(k) Fiduciaries, Inc. (“First Southeast 401(k)”), which is a registered investment advisor, and First Southeast Investor Services, Inc. (“First Southeast Investors”), which is a registered broker-dealer.

First Financial offers a full range of financial services designed to meet financial needs of individuals and businesses.  First Federal provides residential, commercial and consumer loan products, consumer and business deposit products, ATM and debit cards, cash management services, safe deposit boxes, trust and fiduciary services, and reinsurance of private mortgage insurance and premium financing activities.  First Southeast Insurance provides property, casualty, life and health insurance sales.  Kimbrell is a managing general agency that places coverage in the standard and non-standard insurance markets, including providing coverage to customers that have unusual or high-risk exposures.  First Southeast 401(k) is a registered investment advisor.  First Southeast Investors provides full-service brokerage activities.

First Financial’s primary source of revenue is interest income on loans, interest and dividend payments from investment securities and FHLB stock, and noninterest income.  First Financial operates along two major lines of business: Banking and Insurance.  Banking activities are provided by First Federal, which is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest independent depository institution headquartered in the State of South Carolina, based on asset size.  Insurance revenues are provided primarily by First Southeast Insurance and Kimbrell.

First Federal is a member of the Federal Home Loan Bank System (“FHLB”) and its deposits are insured by the Federal Deposit Insurance Corporation, (“FDIC”), up to applicable limits. First Federal is subject to comprehensive regulation, examination and supervision by the OTS, and the FDIC.  As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), on July 21, 2011 (unless extended for up to six months), the responsibility and authority of the OTS to regulate savings and loan holding companies, including First Financial, will be transferred to the Board of Governors of the Federal Reserve System (“FRB”) and the responsibility and authority of the OTS to regulate federal savings banks, including First Federal, will be transferred to the Office of the Comptroller of the Currency (“OCC”).

Our common stock trades on the NASDAQ Global Select Market under the symbol “FFCH.”

Our principal executive offices are located at 2440 Mall Drive, Charleston, South Carolina 29406.  Our telephone number is (843) 529-5933.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT

Our consolidated ratios of earnings to fixed charges and preferred stock dividend requirement were as follows for the periods presented:

	Fiscal Year Ended September 30,
	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges and preferred stock dividend requirement:
Including interest on customer deposits	(a)	(a)	1.44x	1.47x	1.59x
Excluding interest on customer deposits	(a)	(a)	2.11x	2.35x	2.44x
  ___________
(a) Ratio is less than one; earnings are inadequate to cover fixed charges. The dollar amount of the coverage deficiency for the fiscal year ended September 30, 2010 and 2009 was as follows:
Coverage deficiency -- earnings to fixed charges and preferred stock dividends	$(67,108)	$(4,518)	--	--	--

For the purpose of computation, the term “earnings” represents earnings from continuing operations before taxes and interest expense.  Fixed charges, excluding interest on customer deposits, represents interest expense on FHLB advances and other borrowed funds.  Fixed charges, including interest on customer deposits, represent all of the foregoing items plus interest on deposits.  The preferred stock dividend requirement is on a pre-tax basis.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repaying the funds we received from the TARP Capital Purchase Program, financing possible acquisitions of branches, other financial institutions, other businesses that are related to banking or diversification into other banking-relating businesses, acquisitions of nonbank financial services businesses, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, timing of acquisitions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, First Federal, is a federally-chartered stock savings and loan association and is currently subject to regulation and supervision by the OTS and by the FDIC. As the holding company for First Federal, we are a savings and loan holding company currently subject to regulation and supervision by the OTS.  As noted above, a result of the Dodd-Fran Act, on July 21, 2011 (unless extended for up to six months), the Bank’s primary regulatory authority will change from the OTS to the OCC and First Financial’s regulatory authority will change from the OTS to the FRB.

Dividends, loans and advances from First Federal are restricted by certain laws and regulations.  The FDIC and the OTS can limit First Federal’s payment of dividends based on, among other factors, the maintenance of adequate capital for such subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which First Federal can finance us or otherwise transfer funds or assets to us, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving First Federal and us are limited in amount to 10% of First Federal’s capital and surplus and, with respect to us and any nonbanking subsidiaries, to an aggregate of 20% of First Federal’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us, you should refer to our most recent Annual Report on Form 10-K and the subsequent quarterly and current reports filed by us with the SEC pursuant to the Exchange Act, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds rather than for the protection of security holders.

Changes to the laws and regulations applicable to us or our subsidiaries can affect the operating environment of savings and loan holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	24,000,000 shares of common stock, par value $.01 per share; and

•	3,000,000 shares of preferred stock, par value $.01 per share.

As of December 13, 2010, there were 16,526,752 shares of our common stock issued and outstanding and 65,000 shares of our preferred stock issued and outstanding, all of which consisted of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (the “Series A Preferred Stock”).  In connection with First Financial’s annual meeting of shareholders to be held on January 27, 2011, we have submitted a proposal to our shareholders to amend our Certificate of Incorporation to increase the authorized number of shares of authorized common stock from 24,000,000 to 34,000,000 shares.

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Certificate of Incorporation, the certificate of designation for the Series A Preferred Stock, our Bylaws, and to applicable Delaware law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock.  Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.  A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

General. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, distributions or provisions for distributions in settlement of the liquidation account established in connection with the conversion of First Federal from the mutual to the stock form of ownership, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred stock that may then be outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our Certificate of Incorporation or Delaware law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Stock and the shares of any series of preferred stock that we may designate in the future.

Restrictions on Dividends and Repurchases Under Agreement with Treasury.  The securities purchase agreement we entered into with the United States Department of the Treasury (the “Treasury”) in connection with the sale of the Series A Preferred Stock to Treasury pursuant to the TARP Capital Purchase Program provides that prior to the earlier of (i) December 5, 2011 and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by Treasury to third parties, we may not, without the consent of Treasury, (a) increase the cash dividend on our common stock or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock (other than the Series A Preferred Stock) or trust preferred securities.  In addition, the terms of the Series A Preferred Stock prohibit us from paying any dividends on our common stock (or on any series of preferred stock then outstanding ranking junior to the Series A Preferred Stock as to the payment of dividends) unless we are current in our dividend payments on the Series A Preferred Stock.   See “—Series A Preferred Stock – Priority of Dividends.”

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designations with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General.  Our Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 3,000,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. The Board of Directors can fix the designation, powers, preferences and rights of each series. Therefore, without shareholder approval (except as may be required under the terms of the Series A Preferred Stock or by the rules of The Nasdaq Stock Market or any other exchange or market on which our securities may then be listed or quoted), our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.  See “—Anti-Takeover Effects – Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, as described under “—Series A Preferred Stock.” You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

•
the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank.  Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•
senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

•
equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to amend our Certificate of Incorporation or the certificate of designations for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or payments upon our liquidation, dissolution or winding up.  Dividends are payable quarterly on the Series A Preferred Stock at a rate of 5% per annum from the date of issuance through but excluding February 15, 2014 and at a rate of 9% per annum on and after February 15, 2014.  The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends on the Series A Preferred Stock.  See “—Series A Preferred Stock.”

Dividends.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our Board of Directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation.  If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption.  We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock.  In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our Board of Directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Certificate of Incorporation.

Under regulations adopted by the OTS, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 10% or more of such series that is a company may then be subject to regulation as a savings and loan holding company. In addition, at such time as such series is deemed a class of voting securities, (a) any holder that is a bank holding company or savings and loan holding company may be required to file a notice with or obtain the approval of the Federal Reserve Board or the OTS to acquire or retain 5% or more of that series and (b) any person may be required to obtain the approval of the OTS to acquire or retain 10% or more of that series.

Series A Preferred Stock

This section summarizes specific terms and provisions of the Series A Preferred Stock.  The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the certificate of designations for the Series A Preferred Stock, a copy of which is included in Exhibit 3.2 to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.  See “Where You Can Find More Information.”

General.  The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 65,000 shares having a liquidation preference amount of $1,000 per share.  The Series A Preferred Stock has no maturity date.  We issued the shares of Series A Preferred Stock to Treasury on December 5, 2008 in connection with the TARP Capital Purchase Program for a purchase price of $65.0 million.

Dividend Rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from December 5, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014).  Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009.

Dividends on the Series A Preferred Stock are cumulative.  If for any reason our Board of Directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above.  There is no sinking fund with respect to dividends on the Series A Preferred Stock.

Priority of Dividends.  So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First Financial.  We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

      “Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First Financial, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.  We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Financial, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of First Financial or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends).  To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of First Financial with another entity nor a sale, lease or exchange of all or substantially all of First Financial’s assets will constitute a liquidation, dissolution or winding up of the affairs of First Financial.

 Redemption and Repurchases  Subject to the prior approval of the OTS, the Series A Preferred Stock is redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to February 15, 2012) only if (i) we have, or our successor following a business combination with another entity which also participated in the TARP Capital Purchase Program has, raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor.  The “Minimum Amount” means $16.25 million plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to Treasury.  A “Qualified Equity Offering” is defined as the sale for cash by First Financial (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

Subsequent to our issuance of the Series A Preferred Stock, on February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. Among other things, the ARRA provides that subject to consulting with the appropriate federal banking agency (the OTS in our case), Treasury must permit repayment of funds provided under the TARP Capital Purchase Program without regard to whether the institution which received the funds has replaced the funds from any other source.

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock.

No Conversion Rights.  Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of First Financial will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity

Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter.  We currently have no outstanding shares of Voting Parity Stock.

In addition to any other vote or consent required by Delaware law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

•
amend our Certificate of Incorporation or the certificate of designations for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of First Financial; or

•
amend our Certificate of Incorporation or the certificate of designations for the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•
consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of First Financial with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which First Financial is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one for each share then held.

Anti-takeover Effects

The provisions of our Certificate of Incorporation, our Bylaws, and Delaware law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

Authorized Shares.  Our Certificate of Incorporation currently authorizes the issuance of 24,000,000 shares of common stock and 3,000,000 shares of preferred stock.  As noted above, in connection with First Financial’s annual meeting of shareholders to be held on January 27, 2011, we have submitted a proposal to our shareholders to amend our Certificate of Incorporation to increase the authorized number of shares of common stock from 24,000,000 to 34,000,000 shares.  These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock and the exercise of employee stock options.  However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us.  The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Board of Directors.  Except with respect to directors who may be elected by the holders of any series of preferred stock, voting separately as a class, our Board of Directors is divided into three classes, each of which contains approximately one-third of the members of the Board.  The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year.  The classification of directors, together with the provisions in our Certificate of Incorporation described below that limit the ability of shareholders to remove directors and that permit only the remaining directors to fill any vacancies on the Board of Directors, have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Our Certificate of Incorporation provides that the size of the Board shall be not less than seven or more than 15 (excluding directors, if any, to be elected by holders of preferred stock, voting separately as a class) as set in accordance with the Bylaws.  In accordance with our Bylaws, the number of directors is currently set at ten.  Our Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires.  The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of incumbent members of the Board.  The Certificate of Incorporation further provides that a director (other than one elected by the holders of one or more series of preferred stock) may be removed from the Board of Directors prior to the expiration of his term only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) or by the affirmative vote of two-thirds of the directors then in office.

The foregoing description of our Board of Directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock.  The terms of the Series A Preferred Stock provide that the holders of the Series A Preferred Stock have the right to elect two directors in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods, whether or not consecutive.  This right will terminate and the terms of such directors will end at the time all unpaid dividends on the Series A Preferred Stock have been paid in full.  See “—Series A Preferred Stock – Voting Rights.”

Cumulative Voting, Special Meetings and Action by Written Consent.  Our Certificate of Incorporation does not provide for cumulative voting for any purpose.  Moreover, the Certificate of Incorporation provides that special meetings of shareholders may be called only by our Board of Directors or a committee of the Board.  In addition, the Certificate of Incorporation provides that shareholders may not act by written consent without a meeting.

Shareholder Vote Required to Approve Business Combinations with Principal Shareholders.  Our Certificate of Incorporation requires the approval of the holders of at least 80% of the outstanding shares of our voting stock, and the holders of a majority of the outstanding shares of our voting stock not deemed beneficially owned by a “Related Person” (as defined therein), to approve certain "Business Combinations" (as defined therein) involving a Related Person except in cases where the proposed transaction has been approved by a majority of the members of First Financial’s Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person (referred to as “Continuing Directors”) or who are successors to Continuing Directors, are unaffiliated with the Related Person and are recommended to succeed Continuing Directors by a majority of the Continuing Directors then on the Board.  The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially 15% or more of the outstanding shares of common stock of First Financial or any affiliate of such person or entity.  This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include:  (i) any merger or consolidation of First Financial with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of First Financial or of a subsidiary of First Financial to a Related Person; (iii) any merger or consolidation of a Related Person with or into First Financial or a subsidiary of First Financial; (iv) any sale, lease, exchange, transfer, or other disposition of certain assets of a Related Person to First Financial or a subsidiary of First Financial; (v) the issuance of any securities of First Financial or a subsidiary of First Financial to a Related Person; (vi) the acquisition by First Financial or a subsidiary of First Financial of any securities of a Related Person; (vii) any reclassification of common stock of First Financial or any recapitalization involving the common stock of First Financial; or (viii) any agreement or other arrangement providing for any of the foregoing.

Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder” (for purposes of Section 203), that person may not engage in certain business combinations with the corporation for a period of three years unless one of the following three exceptions applies:

•	the corporation’s board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested stockholder;

•
the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction in which it became an interested stockholder, excluding voting stock owned by directors who are also officers and certain employee stock plans; or

•
the business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of shareholders.

A Delaware corporation may elect not to be governed by Section 203.  We have not made such an election and accordingly are subject to Section 203.

Amendment of Certificate of Incorporation and Bylaws.  Amendments to our Certificate of Incorporation must be approved by our Board of Directors by a majority vote of the Board and by our shareholders by a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class; provided, however, that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions relating to shareholder meetings, cumulative voting, the number, classification and removal of directors and the filling of board vacancies, shareholder nominations and proposals, the approval of certain business combinations, board evaluation of a business combination or a tender or exchange offer, limitations on director liability, director and officer indemnification by us and amendment of our Bylaws and Certificate of Incorporation.  Our Bylaws may be amended by a majority vote of our Board of Directors, or by a vote of 80% of the total votes entitled to vote generally in the election of directors (considered for this purpose as a single class).

Shareholder Nominations and Proposals.  Our Certificate of Incorporation generally requires a shareholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a shareholder meeting to give not less than 30 nor more than 60 days' advance notice to the Corporate Secretary of First Financial.  The notice provision requires a shareholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter.

Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

The cumulative effect of the provisions of our Certificate of Incorporation and Bylaws and Delaware law described above may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain shareholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder's depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot "re-deposit" these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor preferred stock depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or depositary shares.  Warrants may be issued independently or together with shares of our common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between First Financial and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of First Financial in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants.  Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•
the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by First Financial, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock  or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of First Financial as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•
the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We may issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may distribute rights, which may or may not be transferable, to the holders of our common stock as of a record date set by our Board of Directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock for every common share that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights may be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase common stock at a rate and price per share to be established by our Board of Directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the Expiration Date (as defined below), the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the Expiration Date, we extend the rights offering. Although we may issue rights, in our sole discretion, we have no obligation to do so.

The following outlines some of the anticipated general terms and conditions of the rights.  Further terms of the rights and the applicable rights agreement will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable rights agreement.

Exercise Price

Our Board of Directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board of Directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the common stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such common stock has been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons our common stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any common stock of ours not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Breyer & Associates PC, McLean, Virginia.

EXPERTS

The consolidated audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$10,695
Blue Sky fees and expenses	10,000
Legal fees and expenses	125,000
Accounting fees and expenses	70,000
Printing and engraving fees and expenses	20,000
Miscellaneous	7,585
Total	$243,280

All of the above amounts, other than the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers

Article XV of the Certificate of Incorporation of First Financial Holdings, Inc. (“First Financial” or the “Registrant”) requires indemnification of any person who is or was a director, officer or employee of First Financial, or who serves or served at First Financial’s request as a director, officer, employee, agent, partner or trustee of another entity, for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding.  In order to qualify for indemnification, the person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of First Financial and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.  In the case of derivative suits, there shall be no indemnification for anyone who has been adjudged liable to the Registration unless (and only to the extent that) the court in which the suit was brought shall determine that despite the adjudication but in view of all the circumstances, that person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

Section 145 of the Delaware General Corporation Law provides for permissible and mandatory indemnification of directors, officers, employees and agents in certain circumstances.  Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and 145(b), or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) provides that any indemnification under Sections 145(a) and 145(b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 145(a) and 145(b).

Section 145(e) provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to be indemnified by the corporation.  Expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) provides that indemnification and advancement of expenses provided under Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
3.1

Certificate of Incorporation of First Financial Holdings, Inc. (“First Financial”) (attached as  exhibits to the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993 and December 31, 1997 (File No. 0-17122) and incorporated herein by reference)

3.2

Certificate of Designations relating to First Financial’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (attached as an exhibit to First Financial’s Current Report on Form 8-K filed on December 5, 2008 (File No. 0-17122) and incorporated herein by reference).

3.3	Bylaws of First Financial (attached as an exhibit to First Financial’s Current Report on Form 8-K filed on April 26, 2010 (File No. 0-17122) and incorporated herein by reference)
4.1

Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between First Financial and the United States Department of the Treasury (attached as an exhibit to First Financial’s Current Report on Form 8-K filed on December 5, 2008 (File No. 0-17122) and incorporated herein by reference).

4.2	Form of Certificate of Designations for Preferred Stock(1)
4.3	Form of Deposit Agreement for Depositary Shares(1)
4.4	Form of Purchase Contract(1)
4.5	Form of Warrant Agreement(1)
4.6	Form of Unit Agreement(1)
4.7	Form of Rights Agreement (1)
5.1	Opinion of Breyer & Associates PC
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement (excluding interest on deposits and including interest on deposits)
23.1 23.2	Consent of Breyer & Associates PC (see Exhibit 5.1) Consent of Grant Thornton LLP
24.1	Powers of attorney (contained on signature page)
________________________________
 (1)   To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.

(b)  Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)           With respect to any warrants and rights offerings:

The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus and related prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering

(d)           The undersigned Registrant hereby undertakes that:

(i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           For the purposes of determining of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, State of South Carolina, on the 20th day of December, 2010.

FIRST FINANCIAL HOLDINGS, INC.

By: /s/R. Wayne Hall
R. Wayne Hall
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

Each person whose signature appears below appoints R. Wayne Hall or Blaise B. Bettendorf, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/R. Wayne Hall	/s/Blaise B. Bettendorf
R. Wayne Hall	Blaise B. Bettendorf
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Accounting Officer)

Date: December 20, 2010	Date: December 20, 2010

/s/Paula Harper Bethea	/s/Paul G. Campbell, Jr.
Paula Harper Bethea	Paul G. Campbell, Jr.
Chairman of the Board	Director

Date: December 20, 2010	Date: December 20, 2010

/s/Ronnie M. Givens	/s/A. Thomas Hood
Ronnie M. Givens	A. Thomas Hood
Director	Director

Date: December 20, 2010	Date: December 20, 2010

/s/Thomas J. Johnson	/s/James L. Rowe
Thomas J. Johnson	James L. Rowe
Director	Director

Date: December 20, 2010	Date: December 20, 2010

/s/D. Kent Sharples	/s/Henry M. Swink
D. Kent Sharples	Henry M. Swink
Director	Director

Date: December 20, 2010	Date: December 20, 2010

/s/Hugh L. Wilcox, Jr.
Hugh L. Wilcox, Jr. Director Date: December 20, 2010

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
3.1

Certificate of Incorporation of First Financial Holdings, Inc. (“First Financial”) (attached as  exhibits to the Registrant=s Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993 and December 31, 1997 (File No. 0-17122) and incorporated herein by reference)

3.2

Certificate of Designations relating to First Financial’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (attached as an exhibit to First Financial’s Current Report on Form 8-K filed on December 5, 2008 (File No. 0-17122) and incorporated herein by reference).

3.3	Bylaws of First Financial (attached as an exhibit to First Financial=s Current Report on Form 8-K filed on April 26, 2010 (File No. 0-17122) and incorporated herein by reference)
4.1

Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between First Financial and the United States Department of the Treasury (attached as an exhibit to First Financial’s Current Report on Form 8-K filed on December 5, 2008 (File No. 0-17122) and incorporated herein by reference).

4.2	Form of Certificate of Designations for Preferred Stock(1)
4.3	Form of Deposit Agreement for Depositary Shares(1)
4.4	Form of Purchase Contract(1)
4.5	Form of Warrant Agreement(1)
4.6	Form of Unit Agreement(1)
4.7	Form of Rights Agreement(1)
5.1	Opinion of Breyer & Associates PC as to the legality of the securities being registered (1)
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirement (excluding interest on deposits and including interest on deposits)
23.1 23.2	Consent of Breyer & Associates PC (see Exhibit 5.1) Consent of Grant Thornton LLP
24.1	Power of attorney (contained on signature page)
___________________________
 (1)   To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.